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                                                                    EXHIBIT 3.10
                                                 -------------------------------
                                                            FILED
                                                  IN THE OFFICE OF THE SECRETARY
                                                 OF STATE OF THE STATE OF OREGON

                                                          JUL 23 1990

                                                      CORPORATION DIVISION
                                                 -------------------------------
                           ARTICLES OF INCORPORATION

                                      OF

                       COMMON GROUND BROADCASTING, INC.

KNOW ALL MEN BY THESE PRESENTS, That            ROBERT A. FOGAL           hereby
                                    --------------------------------------
incorporate(s) a corporation under and pursuant to the laws of the State of Oregon relative to private corporations, and hereby adopt(s) and execute(s) the following ARTICLES OF INCORPORATION thereof:

                                  ARTICLE I.

The name of this corporation is         COMMON GROUND BROADCASTING, INC.
                               ------------------------------------------------

                                  ARTICLE II.

The aggregate number of shares which the corporation shall have authority to issue is 1,000 - Common
        -----------------

                                 ARTICLE III.

The address of said corporations' initial registered office is  1650 NW SUSBAUER
                                                              ------------------

ROAD                                         ,  CORNELIUS, Oregon,   97113
--------------------------------------------    ------------------ ---------
(Do not use post office box number; use street address) (City)          (Zip)

and the name of its initial registered agent at said address is:

             ROBERT A. FOGAL
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                                  ARTICLE IV.

This address where the Division may mail notices is:  Attn:  SHEPARD
                                                           --------------------
COMMUNICATIONS
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POST OFFICE BOX 768           HILLSBORO          OREGON             97123
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(Address or post office box)   (City)            (State)            (Zip)


                                ARTICLE V.

The name and address of each of the incorporators of this corporation are:

                 NAME               ADDRESS (INCLUDE CITY, STATE, ZIP)

ROBERT A. FOGAL          1650 NW SUSBAUER ROAD, CORNELIUS, OREGON 97113



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                                  ARTICLE VI.

     The corporation shall have the power to indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security act of 1974 with respect to any employee benefit plans of the corporation, or serves or served at the request of the corporation as a director, officer, employee, or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, and their respective heirs, administrators, personal representatives, successors and assigns. Indemnification specifically provided by the Oregon Business Corporation Act shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The corporation, its officers, directors, employees or agents shall be fully protected in taking any action or making any payment under this Article or in refusing to do so upon the advice of counsel.

                                 ARTICLE VII.

     No director or the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not apply to:

     1. Any breach of the director's duty of loyalty to the corporation or its shareholders;
     2. Any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;
     3.     Any distribution which is unlawful under Oregon law;
     4. Any transaction from which the director derived an improper personal benefit; or
     5. Any act or omission occurring prior to the date on which these Articles of Incorporation are filed with the Secretary of State.

                                 ARTICLE VIII.

     This corporation shall have the purpose of engaging in any lawful business. Provisions for managing the business and regulating the affairs of the corporation may be found in the Bylaws.

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Dated:     June 21, 1990
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
              /s/Robert A. Fogal           ROBERT A. FOGAL                     , Incorporator
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                  (Signature)                      (Type or print name)

                                                                               , Incorporator
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                  (Signature)                      (Type or print name)

Person to contact about this filing:

ROBERT A. FOGAL                            ( 503 )      357-8810
--------------------------------------    ---------   --------------------------------
             (Name)                                    (Daytime telephone number)

NOTE:
The Oregon Business Corporation Act provides that one or more individuals of the age of eighteen years or older, a domestic or foreign corporation, a partnership or an association may act as incorporator or incorporators of a corporation by signing and verifying articles of incorporation and delivering one original and one true copy of the Articles of Incorporation, accompanied by the appropriate filing fee, to the Corporation Division, 158 12th St. NE, Salem, OR 97310. One or more directors is required.
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